Filed pursuant to Rule 424(b)(2)
Registration No. 333-220479

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee(1)
Floating Rate Notes due 2020	$250,000,000	100.000%	$250,000,000	$31,125

(1)	Calculated pursuant to Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended.

PROSPECTUS SUPPLEMENT

(To Prospectus dated September 15, 2017)

WGL Holdings, Inc.

$250,000,000 Floating Rate Notes due 2020

WGL Holdings, Inc. is offering $250,000,000 aggregate principal amount of its Floating Rate Notes due 2020 (the “Notes”). Interest on the Notes will accrue from March 14, 2018. Interest on the Notes will be paid quarterly in cash in arrears on March 12, June 12, September 12 and December 12 of each year, beginning on June 12, 2018, at a rate equal to the three-month London Interbank Offered Rate (“LIBOR”) plus 55 basis points. The Notes will mature on March 12, 2020. The Notes will not be redeemable.

The Notes will be the senior unsecured obligations of WGL Holdings, Inc. and will rank equally in right of payment with all other existing and future senior unsecured indebtedness of WGL Holdings, Inc. from time to time outstanding. The Notes are not obligations of, nor guaranteed by, Washington Gas Light Company or any other subsidiaries of WGL Holdings, Inc. See “Description of the Notes—Ranking.”

The Notes are a new issue of securities with no established trading market. WGL Holdings, Inc. does not intend to apply for listing of the Notes on any securities exchange or seek their quotation on any automated dealer quotation system.

INVESTING IN THE NOTES INVOLVES RISKS. SEE “RISK FACTORS” BEGINNING ON PAGE S-4 OF THIS PROSPECTUS SUPPLEMENT AND ON PAGE 1 OF THE ACCOMPANYING PROSPECTUS.

	Per Note	Total
Price to Public(1)	100.000%	$250,000,000
Underwriting Discount	0.250%	$625,000
Proceeds to WGL Holdings, Inc. (before expenses)	99.750%	$249,375,000

(1)	Plus accrued interest from March 14, 2018, if settlement occurs after that date.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the Notes in book-entry form only through the facilities of The Depository Trust Company on or about March 14, 2018.

Joint Book-Running Managers

US Bancorp	RBC Capital Markets

Co-Managers

Scotiabank	TD Securities

The date of this prospectus supplement is March 12, 2018.

Prospectus Supplement

Prospectus

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus or in any free writing prospectus relating to this offering. We have not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement and the accompanying prospectus is accurate only as of their respective dates and that any information we have incorporated by reference herein and therein is accurate only as of the respective dates of the documents incorporated. Our business, financial condition, results of operations and prospects may have changed since those respective dates.

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of the Notes and also adds to and updates information contained in the accompanying prospectus. The second part is the accompanying prospectus, which gives a description of our debt securities and more general information, some of which does not apply to this offering.

If the information in this prospectus supplement is inconsistent with the accompanying prospectus, this prospectus supplement will supersede the information in the accompanying prospectus.

This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or the solicitation of an offer to buy the Notes in any jurisdiction in which that offer or solicitation is unlawful. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the Notes in some jurisdictions may be restricted by law.

References to “WGL Holdings,” “we,” “us” and “our” and all similar references are to WGL Holdings, Inc. and its consolidated subsidiaries, unless otherwise stated or the context otherwise requires. References to “Washington Gas” are to Washington Gas Light Company, a Virginia and District of Columbia corporation. Any term that is used, but not defined, in this prospectus supplement has the meaning set forth in the accompanying prospectus.

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FORWARD-LOOKING STATEMENTS

Certain matters discussed in this prospectus supplement and the accompanying prospectus, excluding historical information, include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the outlook for earnings, dividends, revenues and other future financial business performance, strategies, financing plans, AltaGas Ltd.’s (“AltaGas”) proposed acquisition of us and other expectations. Forward-looking statements are typically identified by words such as, but not limited to, “estimates,” “expects,” “anticipates,” “intends,” “believes,” “plans,” and similar expressions, or future or conditional terms such as “will,” “should,” “would” and “could.” Although we believe such forward-looking statements are based on reasonable assumptions, they cannot give assurance that every objective will be achieved. Forward-looking statements speak only as of the date of this prospectus supplement, and we assume no duty to update them. Factors that could cause actual results to differ materially from forward-looking statements or historical performance include those discussed in “Risk Factors” in Item 1A in our most recent annual report on Form 10-K for the fiscal year ended September 30, 2017, filed on November 22, 2017 and in our quarterly report on Form 10-Q for the quarterly period ended December 31, 2017, filed on February 8, 2018, as the same may be updated from time to time by our future filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance:

•	the occurrence of any event, change or other circumstances that could give rise to the termination of the Agreement and Plan of Merger (the “Merger Agreement”), among WGL Holdings, AltaGas and Wrangler, Inc.;

•	the inability of WGL Holdings or AltaGas to satisfy conditions to the closing of the merger;

•	the required regulatory approvals for the merger may not be received, may not be received in a timely manner, or may be received subject to imposed conditions or restrictions that cause a failure of a closing condition to the merger or that could have a detrimental impact on the combined company following completion of the merger;

•	the effect of the consummation of the merger on the ability of WGL Holdings to retain customers and retain and hire key personnel;

•	the effect of the consummation of the merger on the ability of WGL Holdings to maintain relationships with its suppliers;

•	potential litigation in connection with the merger;

•	the incurrence of significant costs for advisory services in connection with the merger;

•	the impact of the terms and conditions of the Merger Agreement on WGL Holdings’ interim operations and its ability to make significant changes to its business or pursue otherwise attractive business opportunities without the consent of AltaGas;

•	the level and rate at which we incur costs and expenses, and the extent to which we are allowed to recover from customers, through the regulatory process, such costs and expenses relating to constructing, operating and maintaining Washington Gas’ distribution system;

•	the availability of natural gas and electricity supply, interstate pipeline transportation and storage capacity;

•	the outcome of new and existing matters before courts, regulators, government agencies or arbitrators, including those relating to construction of the Constitution Pipeline, disputes relating to our purchase of natural gas under the Antero Resources Corporation gas supply contracts, and the August 2016 explosion and fire at an apartment complex in Silver Spring, Maryland;

•	factors beyond our control that affect the ability of natural gas producers, pipeline gatherers and natural gas processors to deliver natural gas into interstate pipelines for delivery to the entrance points of Washington Gas’ distribution system;

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•	security breaches of our information technology infrastructure, including cyber attacks and cyber-terrorism;

•	leaks, mechanical problems, incidents or other operational issues in our natural gas distribution system, including the effectiveness of our efforts to mitigate the effects of receiving low-HHC natural gas;

•	changes and developments in economic, competitive, political and regulatory conditions;

•	unusual weather conditions and changes in natural gas consumption patterns;

•	changes in energy commodity market conditions, including the relative prices of alternative forms of energy such as electricity, fuel oil and propane;

•	changes in the value of derivative contracts and the availability of suitable derivative counterparties;

•	changes in our credit ratings, disruptions in credit market and equity capital market conditions or other factors that may affect our access to and cost of capital;

•	factors affecting the timing of construction and the effective operation of pipelines in which we have invested;

•	the credit-worthiness of customers, suppliers and derivatives counterparties;

•	changes in laws and regulations, including tax, environmental, pipeline integrity and employment laws and regulations;

•	legislative, regulatory and judicial mandates or decisions affecting our business operations, including interpretations of the legislation commonly referred to as the Tax Cuts and Jobs Act;

•	the timing and success of business and product development efforts and technological improvements;

•	the level of demand from government agencies and the private sector for commercial energy systems, and delays in federal government budget appropriations;

•	the pace of deregulation of energy markets and the availability of other competitive alternatives to our products and services;

•	changes in accounting principles;

•	our ability to manage the outsourcing of several business processes;

•	strikes or work stoppages by unionized employees;

•	acts of nature and catastrophic events, including terrorist acts; and

•	decisions made by management and co-investors in non-controlled investees.

The outcome of negotiations and discussions that WGL Holdings may hold with other parties from time to time regarding utility and energy-related investments and strategic transactions that are both recurring and non-recurring may also affect future performance. All such factors are difficult to predict accurately and are generally beyond the direct control of WGL Holdings. Accordingly, while we believe that the assumptions are reasonable, we cannot ensure that all expectations and objectives will be realized. Readers are urged to use care and consider the risks, uncertainties and other factors that could affect our business operations.

INCORPORATION BY REFERENCE

The Securities and Exchange Commission (the “SEC”) allows us to “incorporate by reference” the information we have filed with the SEC into this prospectus supplement and the accompanying prospectus. This means that we can disclose important information to you without actually including the specific information in this prospectus supplement and the accompanying prospectus by referring you to other documents filed

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separately with the SEC. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus. Information that we later file with the SEC, after the date of this prospectus supplement and before the date that the offering of the Notes by means of this prospectus supplement is terminated, and which is deemed to be “filed” with the SEC, will automatically update information previously filed with the SEC, and may supersede information in this prospectus supplement and the accompanying prospectus and information previously filed with the SEC.

We incorporate by reference the document listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information furnished pursuant to Item 2.02 or 7.01 on any current report on Form 8-K, unless specifically stated otherwise), including all such documents we may file with the SEC:

•	our annual report on Form 10-K for the fiscal year ended September 30, 2017, filed with the SEC on November 22, 2017;

•	our quarterly report on Form 10-Q for the quarterly period ended December 31, 2017, filed with the SEC on February 8, 2018; and

•	our current report on Form 8-K, filed with the SEC on December 1, 2017.

These reports contain important information about us, our financial condition and our results of operations. You should rely only on the information incorporated by reference or provided in this prospectus supplement and the accompanying prospectus. We have not authorized anyone else to provide you with any information. You should not assume that the information in this prospectus supplement or the accompanying prospectus or any information incorporated by reference in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front of each document.

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SUMMARY

This summary highlights information contained elsewhere in this prospectus supplement and the accompanying prospectus. It does not contain all of the information that may be important to you. You should read this entire prospectus supplement and the accompanying prospectus, including the matters set forth under “Risk Factors” included in this prospectus supplement and the accompanying prospectus and the financial statements and related notes incorporated herein by reference, before making an investment decision. You should also read the documents we have referred you to in the “Where You Can Find More Information” section of the accompanying prospectus for information on us and for our financial statements.

WGL Holdings

Description of WGL Holdings

WGL Holdings was established on November 1, 2000 as a Virginia corporation. Through its wholly owned subsidiaries, it sells and delivers natural gas and provides energy-related products and services to customers primarily in the District of Columbia and the surrounding metropolitan areas in Maryland and Virginia, although its non-utility segments provide various energy services across the United States. WGL Holdings promotes the efficient use of clean natural gas and renewable energy to improve the environment for the benefit of customers, investors, employees and the communities it serves. WGL Holdings owns all of the shares of common stock of Washington Gas, Washington Gas Resources Corporation (“Washington Gas Resources”) and Hampshire Gas Company. Washington Gas Resources owns four unregulated subsidiaries that include WGL Energy Services, Inc., WGL Energy Systems, Inc., WGL Midstream, Inc. (previously known as Capitol Energy Ventures effective November 7, 2013) and WGSW, Inc. Additionally, several subsidiaries of WGL Holdings own interests in other entities.

Our principal executive offices are located at 101 Constitution Avenue, N.W., Washington, D.C. 20080, and our telephone number is (703) 750-2000. We maintain an Internet website located at http://www.wglholdings.com. The information on, or accessible through, our website is not incorporated into and does not constitute a part of this prospectus supplement or the accompanying prospectus.

Proposed Merger with AltaGas

On January 25, 2017, WGL Holdings entered into the Merger Agreement to combine with AltaGas in an all cash transaction. The Merger Agreement provides for the merger of a newly formed indirect wholly-owned subsidiary of AltaGas with and into WGL Holdings, with WGL Holdings continuing as a surviving corporation in the merger and becoming an indirect wholly-owned subsidiary of AltaGas. Consummation of the merger is subject to customary conditions, including, among other things, receipt of required regulatory approvals.

Summary of the Offering

The following is a brief summary of the terms of this offering and is not intended to be a complete description. It may not contain all the information that may be important to you. For a more complete description of the terms of the Notes, please refer to the section of this prospectus supplement entitled “Description of the Notes.”

Issuer	WGL Holdings, Inc.

Notes Offered	$250,000,000 aggregate principal amount of Floating Rate Notes due 2020.

Maturity Date	The Notes will mature on March 12, 2020.

Interest Rate	The Notes will bear interest at a rate equal to the three-month LIBOR plus 55 basis points.

Interest Payment Dates	Interest on the Notes will be paid quarterly in cash in arrears on March 12, June 12, September 12 and December 12 of each year, beginning on June 12, 2018. Interest on the Notes will accrue from March 14, 2018.

Use of Proceeds	We estimate that we will receive net proceeds of approximately $248.8 million from the issuance and sale of the Notes, after deducting the underwriting discount and offering expenses payable by us. We expect that the net proceeds from this offering will be used for general corporate purposes, including repayment of a portion of the amounts outstanding under our unsecured revolving credit facility. At March 9, 2018, we had $175.0 million outstanding under our unsecured revolving credit facility, subject to a variable interest rate, currently at 2.59%. Our unsecured revolving credit facility terminates on December 19, 2019.

Until the net proceeds from this offering have been used, we may invest them temporarily in interest-bearing obligations. See “Use of Proceeds.”

Ranking	The Notes will be our senior unsecured obligations and will rank equally in right of payment with all of our other existing and future senior unsecured indebtedness from time to time outstanding. The Notes are not obligations of, nor guaranteed by, Washington Gas or any other subsidiaries of WGL Holdings. At December 31, 2017, we had approximately $2.0 billion in aggregate principal amount of senior unsecured indebtedness outstanding.

Further Issuance	We may from time to time without notice to, or the consent of, the holders of the Notes, create and issue further Notes of the same series, equal in rank to such Notes in all respects (except for the price to public, the payment of interest accruing prior to the issue date of the new Notes, the first interest payment date and the issue date, as applicable) so that the new Notes may be consolidated and form a single series of Notes and have the same terms as to status, redemption or otherwise as the Notes.

No Listing	We do not intend to apply for listing of the Notes on any securities exchange or seek their quotation on any automated dealer quotation system.

Sinking Fund	The Notes will not be subject to any sinking fund.

Risk Factors	An investment in the Notes involves risks. Please read “Risk Factors” beginning on page S-4 and on page 1 of the accompanying prospectus.

Trustee, Registrar and Paying Agent	The Bank of New York Mellon.

Calculation Agent	The Bank of New York Mellon.

Conflicts of Interest	Certain of the underwriters, or their respective affiliates, will receive a portion of the net proceeds to the extent they are lenders under our unsecured revolving credit facility and such proceeds are used to repay such unsecured revolving credit facility. To the extent any underwriter, or its affiliates, receives 5% or more of the net proceeds, such underwriter will be deemed to have a “conflict of interest” under Rule 5121 of the Financial Industry Regulatory Authority, Inc. (“FINRA”). Accordingly, this offering will be made in compliance with the applicable provisions of Rule 5121. Any underwriter participating in the offering that receives 5% or more of the net proceeds will not confirm any sales to accounts over which it exercises discretionary authority without first receiving specific written approval for the transaction from those accounts. See “Use of Proceeds.”

RISK FACTORS

An investment in the Notes involves risks. You should consider carefully the risks described below, in addition to the other information included or incorporated by reference in this prospectus supplement. Specifically, please see the “Risk Factors” included in Item 1A of our most recent annual report on Form 10-K and our quarterly report on Form 10-Q for the quarterly period ended December 31, 2017, as the same may be updated from time to time by our future filings under the Exchange Act, before making an investment in our Notes. Realization of any of those risks or adverse results from any of the listed matters could have a material adverse effect our business, financial condition, cash flows or results of operations.

If an active trading market does not develop for the Notes, you may not be able to resell them.

The Notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the Notes on any securities exchange or seek their quotation on any automated dealer quotation system. Although the underwriters may make a market in the Notes, they are not obligated to do so and may discontinue any such market making at any time. We can give no assurance that any market will develop for trading of the Notes, or, if such a market does develop, the liquidity of any such market. We also cannot provide any assurance of the ability of any investor to sell any of the Notes or the price at which investors may be able to sell them. If a market for trading the Notes does not develop, investors may be unable to resell the Notes. If a market for trading of the Notes does develop, it may not continue or it may not be sufficiently liquid to allow holders to resell any Notes. Consequently, investors may not be able to readily liquidate their Notes at their fair market value, or at all.

The Notes are our senior unsecured obligations and rank equally with all of our other senior unsecured debt from time to time outstanding. Furthermore, the claims of holders of the Notes will be structurally subordinated to claims of creditors of our subsidiaries because our subsidiaries will not guarantee any of the Notes.

The Notes are senior unsecured obligations of WGL Holdings exclusively, and not the obligation of Washington Gas or any of our other subsidiaries. As a result, the Notes will (i) rank equally with all of WGL Holdings’ other senior unsecured indebtedness and (ii) be effectively subordinated to any of our secured indebtedness to the extent of the value of the collateral securing such indebtedness.

Furthermore, the Notes will not be guaranteed by Washington Gas or any of our other subsidiaries. Accordingly, none of our subsidiaries will be obligated to pay any amounts due pursuant to the Notes, or to make any funds available therefor. Consequently, claims of holders of the Notes will be structurally subordinated to the claims of creditors of these subsidiaries, including trade creditors. The Indenture pursuant to which the Notes will be issued will not place any limit on the amount of liabilities, including debt or preferred stock, that our subsidiaries may issue, guarantee or otherwise incur. We expect that our subsidiaries will from time to time incur additional indebtedness and other liabilities that will be structurally senior to the Notes. At December 31, 2017, the total indebtedness of our subsidiaries was approximately $2.5 billion. In the event of a bankruptcy, liquidation or reorganization of any of our subsidiaries, such subsidiaries will pay the holders of their debt and their trade creditors before they will be able to distribute any of their assets to us. In the event of any of the foregoing, we may not have sufficient assets to make payments on the Notes.

We are a holding company and are dependent on the cash flows generated by our subsidiaries. The ability of our subsidiaries to make distributions or dividends to us may be restricted.

As a holding company, substantially all of our business is conducted through our subsidiaries, which are separate and distinct legal entities. Therefore, our ability to service our indebtedness, including the Notes, is dependent on the earnings and the distribution of funds (whether by dividend, distribution or loan) from our subsidiaries. None of our subsidiaries is obligated to make funds available to us for payment on the Notes. We cannot assure you that the agreements governing the existing and future indebtedness of our subsidiaries will permit our subsidiaries to provide us with sufficient dividends, distributions or loans to fund payments on the Notes when due.

Uncertainty relating to the LIBOR calculation method and potential phasing out of LIBOR after 2021 may adversely affect the value of the Notes.

The Notes will bear interest at a rate based on LIBOR. On July 27, 2017, the U.K. Financial Conduct Authority (the “FCA”), which regulates LIBOR, announced that it will no longer persuade or compel banks to submit rates for the calculation of LIBOR rates after 2021. As a result, LIBOR may be discontinued by 2021. In addition, actions by the FCA, other regulators or law enforcement agencies may result in changes to the method by which LIBOR is calculated. At this time, it is not possible to predict the effect of any such discontinuation, changes or any other reforms to LIBOR that may be enacted in the United Kingdom or elsewhere. Uncertainty as to the nature of such potential changes may adversely affect the trading market for LIBOR-based securities, including the Notes.

USE OF PROCEEDS

We expect the net proceeds from the issuance and sale of the Notes to be approximately $248.8 million, after deducting the underwriting discount and estimated offering expenses payable by us.

We expect that the net proceeds from this offering will be used for general corporate purposes, including repayment of a portion of the amounts outstanding under our unsecured revolving credit facility. At March 9, 2018, we had $175.0 million outstanding under our unsecured revolving credit facility, subject to a variable interest rate, currently at 2.59%. Our unsecured revolving credit facility terminates on December 19, 2019. Until the net proceeds from this offering have been used, we may invest them temporarily in interest-bearing obligations.

RATIO OF EARNINGS TO FIXED CHARGES

Set forth below is WGL Holdings’ ratio of earnings to fixed charges for the three months ended December 31, 2017 and for each of the fiscal years in the five-year period ended September 30, 2017.

	Three Months Ended December 31, 2017	Twelve Months Ended September 30,
		2017	2016	2015	2014	2013
Ratio of Earnings to Fixed Charges	5.5	4.6	5.8	5.0	5.2	4.5

DESCRIPTION OF THE NOTES

The following description of the particular terms of the Notes supplements and, to the extent inconsistent therewith, replaces the description of the general terms and provisions of the Notes set forth in the accompanying prospectus under “Description of the Debt Securities.”

General

We are offering $250,000,000 aggregate principal amount of our Floating Rate Notes due 2020 (the “Notes”).

We will issue the Notes under the Indenture, dated as of November 29, 2017 (the “Base Indenture”), as supplemented by the First Supplemental Indenture, dated as of November 29, 2017, and the Second Supplemental Indenture, dated as of March 14, 2018, between The Bank of New York Mellon, as trustee (in such capacity, the “Trustee”) and WGL Holdings. The Bank of New York Mellon will initially act as Calculation Agent, Registrar and Paying Agent for the Notes. At December 31, 2017, we had approximately $2.0 billion in aggregate principal amount of senior unsecured indebtedness outstanding. Under the Indenture, we may issue an unlimited amount of additional debt securities. The Indenture does not place any limit on the amount of senior indebtedness that we may issue, guarantee or otherwise incur or the amount of liabilities, including debt or preferred stock, that our subsidiaries may issue, guarantee or otherwise incur. We expect that our subsidiaries will from time to time incur additional indebtedness and other liabilities that will be structurally senior to the Notes. At December 31, 2017, the total indebtedness of our subsidiaries was approximately $2.5 billion.

In this description, references to “WGL Holdings,” “we,” “us” and “our” and all similar references are to WGL Holdings, Inc. only, and not any of our affiliates or subsidiaries.

WGL Holdings will initially issue $250,000,000 aggregate principal amount of Notes. The Notes will mature on March 12, 2020.

Interest

We will pay interest on the Notes quarterly in arrears on March 12, June 12, September 12 and December 12 of each year, subject to the Business Day Convention, each an Interest Payment Date, beginning June 12, 2018, at a rate per annum, reset quarterly, equal to three-month LIBOR plus 0.55%, accruing from March 14, 2018, to the persons in whose names such Notes are registered on the February 25, May 28, August 28 or November 27, as the case may be, immediately preceding such Interest Payment Date, except that interest payable at maturity will be payable to the person to whom the principal of the Note is paid. Interest on the Notes with respect to any Interest Reset Period (as defined below) shall be determined by the Calculation Agent and calculated on the basis of a 360-day year for the actual number of days elapsed during the period, and shall be equal to three-month LIBOR (as defined below) for the related Interest Reset Period plus 0.55%. On the maturity date of the Notes, holders will be entitled to receive 100% of the principal amount of the Notes plus accrued and unpaid interest, if any.

The definitions of certain terms used in this section are listed below.

“Bloomberg L.P.’s page ‘BBAM’” means the display designated as Bloomberg L.P.’s page “BBAM”, or any successor service for the purpose of displaying the London interbank rates of major banks for U.S. dollars. Bloomberg L.P.’s page “BBAM” is the display designated as “BBAM”, or such other page as may replace Bloomberg L.P.’s page “BBAM” on that service or such other service or services as may be nominated for the purpose of displaying London interbank offered rates for U.S. dollar deposits by ICE Benchmark Administration Limited (“IBA”) or its successor or such other entity assuming the responsibility of IBA or its successor in calculating the London Interbank Offered Rate in the event IBA or its successor no longer does so.

“Business Day” means any day which is not a Saturday or Sunday or any other day on which banks in New York City are authorized or obligated by law or regulation to close.

“Business Day Convention” means if any interest payment date (other than the maturity date) is not a Business Day, then such interest payment date will be postponed to the next succeeding Business Day unless that Business Day is in the next succeeding calendar month, in which case the interest payment date will be the immediately preceding Business Day. If any such interest payment date (other than the maturity date) is postponed or brought forward as described above, the interest amount will be adjusted accordingly and the holder will be entitled to more or less interest, respectively. If the maturity date is not a Business Day, the payment of principal and interest at the maturity date will not be made until the next following Business Day and no further interest will be due in respect of the delay in such payment.

“Interest Determination Date” means, with respect to an Interest Reset Date, the second London Business Day preceding such Interest Reset Date.

“Interest Reset Date” means for each Interest Reset Period, other than the first Interest Reset Period, the first day of such Interest Reset Period.

“Interest Reset Period” means each period from and including an Interest Payment Date (or, in the case of the first such period, the issue date of the Notes) to but excluding the next succeeding Interest Payment Date.

“London Business Day” means any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

“three-month LIBOR” means for any Interest Reset Period, the London interbank offered rate per annum determined by the Calculation Agent on the related Interest Determination Date in accordance with the following provisions:

(i) Three-month LIBOR will be the rate for deposits in U.S. dollars having a maturity of three months which appears on Bloomberg L.P.’s page “BBAM” (or such other page as may replace Bloomberg L.P.’s page “BBAM” on that service for the purpose of displaying London interbank offered rates) as of 11:00 a.m., London time, on the related Interest Determination Date.

(ii) If, on any such Interest Determination Date, the rate for deposits in U.S. dollars having a maturity of three months does not appear on Bloomberg L.P.’s page “BBAM” (or such other page as may replace Bloomberg L.P.’s page “BBAM” on that service for the purpose of displaying London interbank offered rates) as specified in (i) above or such page is unavailable, three-month LIBOR will be determined on the basis of the rates at which deposits in U.S. dollars having a maturity of three months and in a principal amount equal to an amount that is representative for a single transaction in such market at such time are offered by four major banks in the London interbank market selected by WGL Holdings at approximately 11:00 a.m., London time, on such Interest Determination Date to prime banks in the London interbank market. WGL Holdings will request the principal London office of each of such banks to provide a quotation of its rate. If at least two such quotations are provided, the rate in respect of such Interest Determination Date will be the arithmetic mean of the quotations. If fewer than two quotations are provided, three-month LIBOR in respect of such Interest Determination Date will be the arithmetic mean of the rates quoted by three major banks in New York City, selected by WGL Holdings, at approximately 11:00 a.m., New York time, on such Interest Determination Date for loans in U.S. dollars to leading European banks, having a maturity of three months and in a principal amount equal to an amount that is representative for a single transaction in such market at such time. If fewer than three major banks in New York City so selected are quoting such rates as mentioned in the preceding sentence, three-month LIBOR with respect to such Interest Determination Date will be the same as three-month LIBOR in effect for the immediately preceding Interest Reset Period (or, if there was no preceding interest reset period, the rate of interest will be the initial interest rate).

All percentages resulting from any calculation of the interest rate will be rounded, if necessary, to the nearest one thousandth of a percentage point, with five ten-thousandths of a percentage point rounded upward

(e.g., 9.8765% (or .098765) will be rounded upward to 9.877% (or .09877)), and all U.S. dollar amounts used in or resulting from such calculation will be rounded to the nearest U.S. dollar (with one-half such dollar being rounded upward).

We have appointed The Bank of New York Mellon to act as the Calculation Agent for the Notes. All calculations made by the Calculation Agent for the purposes of calculating interest on the Notes shall be conclusive and binding on the holders of the Notes, the Trustee and us, absent manifest error.

Ranking

The Notes will:

•	be senior unsecured obligations of WGL Holdings;

•	rank equal in right payment with all other existing and future senior unsecured indebtedness of WGL Holdings from time to time outstanding;

•	rank senior to all existing and future subordinated indebtedness of WGL Holdings;

•	be effectively subordinated to all existing and future secured indebtedness of WGL Holdings to the extent of the value of the collateral securing any such secured indebtedness;

•	not be guaranteed by any existing or future subsidiary of WGL Holdings, and no existing or future subsidiary of WGL Holdings will have any obligation to repay the Notes or any part thereof; and

•	be structurally subordinated to all existing and future indebtedness of the existing and future subsidiaries of WGL Holdings.

Mandatory Redemption

WGL Holdings will not be required to, and no holder of Notes may require WGL Holdings to, make any mandatory redemption or sinking fund payments with respect to the Notes. WGL Holdings will not be required to, and no holder of Notes may require WGL Holdings to, purchase or make an offer to purchase such Notes.

Covenants

The holders of the Notes shall benefit from the following covenant in addition to the covenants set forth in the Base Indenture:

Limitation on Liens

WGL Holdings covenants that WGL Holdings and its Subsidiaries will not create or incur any Lien on any property of WGL Holdings or any of its Subsidiaries, whether now owned or hereafter acquired, in order to secure any Indebtedness, without effectively providing that the Notes shall be equally and ratably secured until such time as such Indebtedness is no longer secured by such Lien, except:

(i)	Liens existing as of the date of initial issuance of the Notes;

(ii)	Liens granted after the date of initial issuance of the Notes created in favor of the holders of the Notes;

(iii)	Liens securing Indebtedness which are incurred to extend, renew or refinance Indebtedness which is secured by Liens permitted to be incurred;

(iv)	Liens created in substitution of or as replacements for any Lien permitted by clause (i), (ii) or (iii) above; provided that based on a good faith determination of WGL Holdings, the property encumbered under any such substitute or replacement Lien is substantially similar in nature to the property encumbered by the otherwise permitted Lien which is being replaced;

(v)	Liens on any assets, created solely to secure obligations incurred to finance the refurbishment, improvement or construction of such asset, which obligations are incurred no later than 12 months after completion of such refurbishment, improvement or construction, and all renewals, extensions, refinancings, replacements or refundings of such obligations;

(vi)	(a) Liens given to secure the payment of the purchase price incurred in connection with the acquisition (including acquisition through merger or consolidation) of any property, including Capital Lease transactions in connection with any such acquisition, and (b) Liens existing on any property at the time of acquisition thereof or at the time of acquisition by WGL Holdings or any of its Subsidiaries of any Person then owning such property whether or not such existing Liens were given to secure the payment of the purchase price of the property to which they attach; provided that with respect to clause (a), the Liens shall be given within 12 months after such acquisition and shall attach solely to the property acquired or purchased and any improvements then or thereafter placed thereon and any proceeds thereof;

(vii)	pre-existing Liens on assets acquired after the date of initial issuance of the Notes;

(viii)	Liens in favor of WGL Holdings or any of its Subsidiaries;

(ix)	purchase money Liens or purchase money security interests upon or in any property acquired or held by WGL Holdings or any of its Subsidiaries in the ordinary course of business to secure the purchase price of such property or to secure Indebtedness incurred solely for the purpose of financing the acquisition of such property;

(x)	Liens on any property in favor of the United States of America or any State thereof or any political subdivision thereof to secure progress or other payments or to secure Indebtedness incurred for the purpose of financing the cost of acquiring, constructing or improving such property;

(xi)	the pledge or assignment in the ordinary course of business of electricity, gas (either natural or artificial) or steam, accounts receivable or customers’ installment paper;

(xii)	Liens securing hedges, swaps, derivatives and other similar transactions entered into in the ordinary course of business;

(xiii)	Liens incurred in connection with an acquisition of assets or a project financed on a non-recourse basis;

(xiv)	Liens for taxes, assessments or governmental charges for the then current year and taxes, assessments or governmental charges not then delinquent;

(xv)	Liens for workers’ compensation awards and similar obligations not then delinquent;

(xvi)	mechanics’, laborers’, materialmen’s and similar Liens not then delinquent;

(xvii)	judgment Liens;

(xviii)	easements or reservations in respect of property of WGL Holdings or property of a Subsidiary for the purpose of roads, pipelines, utility transmission and distribution lines or other rights-of-way and similar purposes;

(xix)	zoning ordinances, regulations, reservations, restrictions, covenants, party wall agreements, conditions of record and other encumbrances, other than to secure the payment of money, none of which, in the opinion of counsel, are such as to interfere with the proper operation and development of the affected property for its intended use in WGL Holdings’ business or the business of its Subsidiaries;

(xx)	any defects of title and any terms, conditions, agreements, covenants, exceptions and reservations in deeds or other instruments under which WGL Holdings or any of its Subsidiaries has acquired or may in the future acquire any property, none of which, in the opinion of counsel, materially adversely affects the operation of properties of WGL Holdings and those of its Subsidiaries, taken as a whole;

(xxi)	rights reserved to or vested in others to take or receive any part of the electricity, gas (either natural or artificial), steam or any by-products generated or produced by or from any of WGL Holdings’ or any of its Subsidiaries’ properties or with respect to any other rights concerning electricity, gas (either natural or artificial) or steam supply, transportation or storage which are in use in the ordinary course of the electricity, gas (either natural or artificial) or steam business;

(xxii)	Liens created or assumed by WGL Holdings or any of its Subsidiaries in connection with the issuance of tax-exempt state and local bonds for purposes of financing, in whole or in part, the acquisition or construction of property to be used by WGL Holdings or any of its Subsidiaries, provided the Liens are limited to the property financed and the related real estate;

(xxiii)	Liens incurred in the creation or existence of leases made, or existing on property acquired, in the ordinary course of business; and

(xxiv)	any extension, renewal, substitution or replacement (or successive extensions, renewals or replacements), in whole or in part, of any Lien referred to above.

Notwithstanding anything to the contrary in this section, WGL Holdings and any of its Subsidiaries may, without equally and ratably securing the Notes, create or incur Liens which would otherwise be subject to the restrictions set forth above if, after giving effect thereto, the aggregate principal amount of Indebtedness incurred after the date of initial issuance of the Notes and secured by Liens not permitted does not exceed the greater of (i) 15% of Consolidated Net Worth calculated as of the date of the creation or incurrence of the Lien or (ii) 15% of Consolidated Net Worth calculated as of the date of the initial issuance of the Notes.

As used herein, the following terms have the meanings set forth below.

“Capital Lease” means any Indebtedness represented by a lease obligation incurred with respect to real property or equipment acquired or leased and used in its business that is required to be recorded as a capital lease in accordance with GAAP.

“Consolidated Net Worth” means at any time the consolidated stockholders’ equity of WGL Holdings and its subsidiaries calculated on a consolidated basis as of such time. For purposes of calculating the Consolidated Net Worth, “subsidiaries” means, at any time, the subsidiaries of WGL Holdings whose financial data is, in accordance with GAAP, reflected in WGL Holdings’ consolidated financial statements. In all other cases, “Subsidiary” means, in respect of any Person, any corporation, association, partnership, limited liability company, or other business entity of which more than 50% of the total voting power of shares of capital stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (a) such Person, (b) such Person and one or more Subsidiaries of such Person or (c) one or more Subsidiaries of such Person.

“GAAP” means generally accepted accounting principles in the United States of America.

“Indebtedness” means any indebtedness in respect of borrowed money of WGL Holdings.

“Lien” means any lien, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

“Person” means any individual, corporation, limited liability company, partnership, joint-venture, joint-stock company, unincorporated organization or government or any agency or political subdivision thereof.

Events of Default and Remedies

The Notes are subject to the events of default described under the section entitled “Description of the Debt Securities—Events of Default” in the accompanying prospectus.

Defeasance

The Notes will be subject to discharge under the conditions described in the section entitled “Description of the Debt Securities—Defeasance” in the accompanying prospectus.

Further Issuance

We may from time to time without notice to, or the consent of, the holders of the Notes, create and issue further Notes of the same series, equal in rank to such Notes in all respects (except for the price to public, the payment of interest accruing prior to the issue date of the new Notes, the first interest payment date and the issue date, as applicable) so that the new Notes may be consolidated and form a single series of Notes and have the same terms as to status, redemption or otherwise as the Notes.

Governing Law

The Indenture and the Notes will be governed by and construed in accordance with the internal laws of the State of New York.

Regarding the Indenture Trustee

The Bank of New York Mellon will act as Trustee for the Notes and acts as trustee for our Floating Rate Notes due 2019. It also acts as trustee for the Mortgage and Deed of Trust, dated January 1, 1933, the Indenture, dated September 1, 1991, and the Supplemental Indenture, dated September 1, 1993, in each case, of our subsidiary Washington Gas. The Bank of New York Mellon extends credit to us, along with other banks, under our revolving credit agreements.

Book-Entry System—DTC

The Depository Trust Company (“DTC”) will act as securities depositary for the Notes offered hereby. The Notes will be represented by one or more registered global securities (referred to as the registered global security) registered in the name of Cede & Co. (the nominee of DTC), or such other name as may be requested by an authorized representative of DTC. Accordingly, beneficial interests in the Notes offered hereby will be shown on, and transfers of the Notes offered hereby will be effected only through, records maintained by DTC and its participants. Except in the limited circumstances described in the Indenture, owners of beneficial interests in the registered global security representing the Notes will not be entitled to receive Notes in definitive form and will not be considered holders of such Notes under the Indenture.

DTC has advised us and the underwriters as follows: DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants (referred to as direct participants) deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions, in deposited securities through electronic computerized book-entry changes in direct participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (DTCC). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly (referred to as indirect participants). The DTC rules applicable to its participants are on file with the SEC. More information about DTC can be found at www.dtcc.com.

Purchases of Notes under DTC’s system must be made by or through direct participants, which will receive a credit for such series of Notes on DTC’s records. The ownership interest of each actual purchaser of Notes represented by the registered global security (referred to as the beneficial owner) is in turn to be recorded on the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participants through which such beneficial owners entered into the transaction. Transfers of ownership interests in the registered global security representing such Notes are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive Notes of such series in definitive form, except in the event that use of the book-entry system for such Notes is discontinued or upon the occurrence of certain other events described in the accompanying prospectus and in this prospectus supplement.

To facilitate subsequent transfers, the registered global security representing Notes offered hereby that are deposited by direct participants is registered in the name of DTC’s partnership nominee, Cede & Co. or such other name as may be requested by an authorized representative of DTC. The deposit of the registered global security with DTC and its registration in the name of Cede & Co. or such other nominee do not affect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the registered global security representing the Notes; DTC’s records reflect only the identity of the direct participants to whose accounts such Notes are credited, which may or may not be the beneficial owners. The direct or indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Redemption notices shall be sent to DTC. If less than all of the series of the Notes are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in such issue to be redeemed.

Neither DTC nor Cede & Co. (or any other DTC nominee) will consent or vote with respect to the registered global security representing such series of the Notes unless authorized by a direct participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an omnibus proxy (referred to as an omnibus proxy) to us as soon as possible after the applicable record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts such Notes are credited on the applicable record date (identified in a listing attached to the omnibus proxy).

Principal, premium, if any, and interest payments on the registered global security representing the Notes offered hereby will be made to Cede & Co., or such nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us or the Trustee on the payment date in accordance with their respective holdings shown on DTC’s records. Payments by direct and indirect participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those direct and indirect participants and not of DTC, the Trustee or WGL Holdings, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, premium, if any, and interest to Cede & Co. (or such other nominee) is the responsibility of WGL Holdings or the Trustee, disbursement of those payments to direct participants is the responsibility of DTC, and disbursement of those payments to the beneficial owners is the responsibility of the direct and indirect participants. Neither WGL Holdings nor the Trustee will have any responsibility or liability for the disbursements of payments in respect of ownership interests in the Notes by DTC or the direct or indirect participants or for maintaining or reviewing any records of DTC or the direct or indirect participants relating to ownership interests in the Notes or the disbursement of payments in respect of the Notes.

DTC may discontinue providing its services as securities depositary with respect to the Notes at any time by giving reasonable notice to us or the Trustee. Under such circumstances, and in the event that a successor securities depositary is not obtained, Notes in definitive form are required to be printed and delivered to each holder.

We may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depositary). In that event, Notes of such series in definitive form will be printed and delivered.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we and the underwriters take no responsibility for the accuracy of this information.

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

This section is a general summary of the material United States federal income tax consequences of the acquisition and disposition of the Notes. Except where noted, this section deals only with Notes held as capital assets by initial purchasers, excluding those in special situations, such as dealers in securities, financial institutions, accrual method taxpayers subject to special tax accounting rules under section 451(b) of the Code (as defined below), individual retirement or other tax-deferred accounts, partnerships, tax-exempt organizations, insurance companies, persons who will hold the Notes as a hedge against currency risk, persons who will hold the Notes as part of a straddle with other investments or who have otherwise hedged the risk of ownership of the Notes or United States Holders (as defined below) whose “functional currency” is not the U.S. dollar. Furthermore, the discussion below is based upon provisions of the Internal Revenue Code of 1986, as amended (the “Code”), and regulations, or Treasury Regulations, rulings and judicial decisions thereunder in effect as of the date hereof, and such authorities may be repealed, revoked or modified, possibly with retroactive effect, so as to result in federal income tax consequences different from those discussed below.

United States Holders

As used herein, a “United States Holder” means a holder of the Notes that is (1) a citizen or resident alien of the United States, (2) a corporation or other entity taxable as a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (3) an estate the income of which is subject to United States federal income taxation regardless of its source or (4) a trust the administration of which is subject to the primary supervision of a court within the United States and for which one or more United States persons have the authority to control all substantial decisions. If a partnership holds the Notes, the tax treatment of a partner generally will depend upon the status of a partner and upon the activities of the partnership. If you are a partner of a partnership holding the Notes, you should consult your own tax advisor.

Payments of Interest. The Notes bear interest at a floating rate that qualifies as a “qualified floating rate” for United States federal income tax purposes and will be governed by Treasury Regulations with respect to “variable rate debt instruments.” We expect, and the remainder of this summary assumes, that the Notes will be offered without original issue discount for United States federal income tax purposes. Except as set forth below, stated interest on the Notes will generally be taxable to a United States Holder as ordinary income at the time it is paid or accrued in accordance with the holder’s method of accounting for United States federal income tax purposes.

Sale, Exchange and Retirement of Notes. Upon the sale, exchange or retirement of the Notes, a United States Holder will recognize gain or loss equal to the difference between the amount realized upon the sale, exchange or retirement (excluding amounts attributable to accrued but unpaid qualified stated interest) and the adjusted tax basis of the note. A United States Holder’s adjusted tax basis in the note will, in general, equal the United States Holder’s cost for the note. Such gain or loss will be capital gain or loss and will be long-term capital gain or loss for the Notes held for more than one year at the time of disposition. Long-term capital gains of individuals are, under certain circumstances, taxed at lower rates than items of ordinary income. A United States Holder’s ability to offset capital losses against ordinary income is limited.

Medicare Tax. Certain United States Holders who are individuals, estates or trusts will be subject to a 3.8% tax on all or a portion of their “net investment income,” which generally will include interest and gain on sale in respect of the Notes, subject to certain exceptions. Each United States Holder is urged to consult its tax advisors regarding the applicability of the Medicare tax to its income and gains in respect of its investment in the Notes.

Non-United States Holders

For purposes of the following discussion, a “Non-United States Holder” means a holder of the Notes that is neither a United States Holder nor a partnership or other entity taxable as a partnership.

Interest on the Notes. Except as described below, Non-United States Holders will not be subject to United States federal income taxes, including withholding taxes, on the interest income on the Notes provided that (1) the interest income is not effectively connected with the conduct by the Non-United States Holder of a trade or business within the United States, (2) the Non-United States Holder is not a controlled foreign corporation related to our company through stock ownership, (3) the Non-United States Holder does not own (actually or constructively) 10% or more of the total combined voting power of all classes of our stock entitled to vote, within the meaning of section 871(h)(3) of the Code and the Treasury Regulations thereunder, (4) the Non-United States Holder is not a bank that receives such interest in a transaction described in section 881(c)(3)(A) of the Code, and (4) the Non-United States Holder provides a properly executed IRS Form W-8BEN or Form W-8BEN-E (or substitute form) to the Issuer or its withholding agent, signed under penalties of perjury, that it is not a U.S. person.

Except as described below, a Non-United States Holder that is not exempt from tax under these rules generally will be subject to United States federal withholding tax at a rate of 30% unless (1) the interest is effectively connected with the conduct of a United States trade or business, in which case the interest will be subject to United States federal income tax on a net income basis under rules generally similar to those for United States Holders (unless an applicable tax treaty provides otherwise) or (2) an applicable income tax treaty provides for a lower rate of, or exemption from, withholding tax. In the case of a Non-United States Holder that is a corporation and that receives interest that is effectively connected with the conduct of a United States trade or business, and attributable to a permanent establishment maintained by the Non-United States Holder in the United States under an applicable treaty, such income may also be subject to a branch profits tax (which is generally imposed on a foreign corporation on the actual or deemed repatriation from the United States of earnings and profits attributable to a United States trade or business) at a 30% rate. The branch profits tax may not apply (or may apply at a reduced rate) if a recipient is a qualified resident of a country with which the United States has an income tax treaty.

To claim the benefit of a tax treaty or to claim exemption from withholding because interest received is effectively connected with a United States trade or business, the Non-United States Holder generally must provide a properly executed IRS Form W-8BEN or W-8BEN-E (or substitute form) or Form W-8ECI, respectively, prior to payment of interest. These forms must be periodically updated. Also, a Non-United States Holder who is claiming the benefits of a treaty may be required to obtain a United States taxpayer identification number and to provide certain documentary evidence issued by foreign governmental authorities to prove residence in the foreign country.

Disposition of the Notes. Except as described below, a Non-United States Holder will not be subject to United States federal income tax on gain realized on the sale, exchange, retirement or other taxable disposition of the note, unless (1) the gain is effectively connected with the conduct of a United States trade or business by the Non-United States Holder, and attributable to a permanent establishment maintained by the Non-United States Holder in the United States under an applicable income tax treaty, (2) in the case of an individual, such holder is present in the United States for 183 days or more in the taxable year of the retirement or disposition and certain other conditions are met or (3) the gain represents accrued but unpaid interest, in which case the rules for interest would apply.

Backup Withholding

In general, payments of principal, interest on the Notes held by certain non-corporate United States Holders and the proceeds of a disposition of such Notes may be subject to United States information reporting requirements. Such payments also may be subject to United States backup withholding tax if the United States Holder fails to certify a correct taxpayer identification number, or fails to certify exempt status (if applicable), or fails to report dividend and interest income in full or fails to certify that such holder is not subject to backup withholding. An individual’s taxpayer identification number is his or her social security number. Currently, the backup withholding tax rate is 24%. The backup withholding tax is not an additional tax and may be credited against a holder’s regular federal income tax liability or refunded by the IRS where applicable, provided the required information is timely furnished to the IRS. Non-United States Holders generally are exempt from backup withholding if they have certified or properly documented their foreign status.

Foreign Account Tax Compliance Act

The Foreign Account Tax Compliance Act imposes a 30% U.S. withholding tax on certain U.S. source payments, including interest, dividends, other fixed or determinable annual or periodical gain, profits, and income, and, beginning January 1, 2019, on the gross proceeds from a disposition of (including principal payment with respect to) property of a type which can produce U.S. source interest or dividends if paid to a foreign financial institution (including amounts paid to a foreign financial institution on behalf of a holder), unless such institution enters into an agreement with the Treasury Department to collect and provide to the Treasury Department substantial information regarding U.S. account holders, including certain account holders that are foreign entities with U.S. owners, with such institution. The legislation also generally imposes a withholding tax of 30% on such payments made to a non-financial foreign entity unless such entity provides the withholding agent with a certification that it does not have any substantial U.S. owners or a certification identifying the direct and indirect substantial U.S. owners of the entity.

Foreign financial institutions and non-financial foreign entities located in jurisdictions that have an intergovernmental agreement with the United States governing the Foreign Account Tax Compliance Act may be subject to different rules. Holders are urged to consult their own tax advisors regarding the possible implications of this legislation on their purchase, ownership and disposition of our Notes.

The United States federal income tax discussion set forth above is included for general information only and may not be applicable depending upon a holder’s particular situation. You should consult your own tax advisors with respect to the tax consequences of the acquisition and disposition of the Notes, including the tax consequences under state, local and foreign laws and the possible effects of changes in United States or other tax laws.

UNDERWRITING (CONFLICTS OF INTEREST)

Subject to the terms and conditions contained in the underwriting agreement between us and the underwriters named below, for whom U.S. Bancorp Investments, Inc. and RBC Capital Markets, LLC are acting as representatives, each underwriter has severally agreed to purchase, and we have agreed to sell to that underwriter, the principal amount of the Notes set forth opposite the underwriter’s name below.

Underwriter	Principal Amount of Notes
U.S. Bancorp Investments, Inc.	75,000,000
RBC Capital Markets, LLC	75,000,000
Scotia Capital (USA) Inc.	50,000,000
TD Securities (USA) LLC	50,000,000

Total	$250,000,000

The underwriting agreement provides that the obligations of the underwriters to purchase the Notes offered hereby are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all the Notes if they purchase any of the Notes. In the event of a default by an underwriter, the underwriting agreement provides that, in certain circumstances, the purchase commitment of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

The underwriters initially propose to offer Notes directly to the public at the public offering price set forth on the cover page of this prospectus supplement. The underwriters may also initially offer part of the Notes to certain dealers at a price that represents a concession not in excess of 0.150% of the principal amount of the Notes. The underwriters may allow, and any such dealers may reallow, a concession to certain other dealers not to exceed 0.100% of the principal amount of the Notes. After the initial offering of the Notes, the offering price and other selling terms may from time to time be varied by the underwriters. The offering of the Notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

In order to facilitate the offering of the Notes, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the Notes. Specifically, the underwriters may over-allot in connection with the offering, creating a short position in the Notes for their own account. In addition, to cover over-allotments or to stabilize the price of the Notes, the underwriters may bid for, and purchase, Notes on the open market. Short sales involve the sale by the underwriters of a greater number of Notes than they are required to purchase in the offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the Notes while the offering is in progress. Finally, the underwriters may reclaim selling concessions allowed to an underwriter or a dealer for distributing the Notes in the offering, if the underwriters repurchase previously distributed Notes in transactions to cover syndicate short positions, in stabilizing transactions or otherwise. Any of these activities may stabilize or maintain the market price of the Notes above independent market levels. The underwriters are not required to engage in these activities and may end any of these activities at any time. These transactions may be effected in the over-the-counter market or otherwise.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased Notes sold by or for the account of such underwriter in stabilizing or short covering transactions.

The underwriters have advised us that they intend to make a market in the Notes but are not obligated to do so and may discontinue such market-making activities at any time without notice. We cannot give any assurance as to the maintenance of the trading market for, or the liquidity of, the Notes.

We estimate that our total expenses for this offering (excluding the underwriting discount) will be approximately $600,000 and will be payable by us.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

Certain of the underwriters have performed and continue to perform investment banking, commercial banking and advisory services for us from time to time for which they receive customary fees and reimbursement of expenses. The underwriters may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which they will receive customary fees and reimbursement of expenses. Affiliates of certain of the underwriters of this offering are lenders, and in some cases agents or managers for the lenders, under our credit facilities.

In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and instruments of ours or our affiliates. Certain of the underwriters and their affiliates that have a lending relationship with us routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Notes offered hereby. Any such short positions could adversely affect future trading prices of the Notes offered hereby. The underwriters and their respective affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or financial instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities.

Conflicts of Interest

Certain of the underwriters, or their respective affiliates, will receive a portion of the net proceeds to the extent they are lenders under our unsecured revolving credit facility and such proceeds are used to repay such unsecured revolving credit facility. To the extent any underwriter, or its affiliates, receives 5% or more of the net proceeds, such underwriter will be deemed to have a “conflict of interest” under FINRA Rule 5121. Accordingly, this offering will be made in compliance with the applicable provisions of FINRA Rule 5121. Any underwriter participating in the offering that receives 5% or more of the net proceeds will not confirm any sales to accounts over which it exercises discretionary authority without first receiving specific written approval for the transaction from those accounts. See “Use of Proceeds.”

Notice to Investors in Canada

The Notes may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement or the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory.

The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering

PROSPECTUS

WGL Holdings, Inc.

Debt Securities

We may, from time to time, offer to sell debt securities in one or more offerings. This prospectus describes some of the general terms and conditions that may apply to those debt securities. We will provide specific terms and conditions of the debt securities in prospectus supplements to this prospectus.

We may offer and sell these debt securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. We reserve the sole right to accept, and together with any underwriters, dealers and agents, reserve the right to reject, in whole or part, any proposed purchase of debt securities. A prospectus supplement will set forth the names of any underwriters, dealers or agents involved in the sale of the debt securities, the principal amounts of debt securities to be purchased by them and the compensation they will receive.

INVESTING IN OUR DEBT SECURITIES INVOLVES RISKS. YOU SHOULD CONSIDER THE RISK FACTORS DESCRIBED ON PAGE 1 UNDER “RISK  FACTORS” HEREIN AND IN ANY ACCOMPANYING PROSPECTUS SUPPLEMENT OR ANY DOCUMENTS WE INCORPORATE BY REFERENCE.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 15, 2017.

You should rely only on the information contained or incorporated by reference in this prospectus, in any accompanying prospectus supplement or in any free writing prospectus filed by us with the Securities and Exchange Commission (the “SEC”). We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement or in any free writing prospectus is accurate as of any date other than the respective dates thereof. Our business, financial condition, results of operations and prospects may have changed since those dates.

We are not making an offer to sell these debt securities in any jurisdiction where the offer or sale is not permitted.

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ABOUT THIS PROSPECTUS

We have filed with the SEC a “shelf” registration statement on Form S-3, including exhibits, schedules and amendments filed with the registration statement, of which this prospectus is a part, under the Securities Act of 1933, as amended (the “Securities Act”), with respect to one or more offerings of any of our debt securities described in this prospectus. This prospectus is a part of the registration statement and does not contain all of the information in the registration statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. For further information with respect to our company and the debt securities that may be offered by this prospectus, reference is made to the registration statement, including the exhibits and schedules to the registration statement. Whenever a reference is made in this prospectus to a contract or other document of ours, the reference is only a summary and, where the contract or other document has been filed as an exhibit to the registration statement, each statement in this prospectus is qualified in all respects by the exhibit to which the reference relates. A copy of the registration statement and the documents incorporated by reference therein may be inspected or obtained from us at the telephone number and address set forth in “Incorporation by Reference” below.

You should read this prospectus, any prospectus supplement to this prospectus, any documents that we incorporate by reference in this prospectus and any prospectus supplement and the additional information described below under “Where You Can Find More Information” and “Incorporation by Reference” before making an investment decision. You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement, which may add, update or change information contained in this prospectus. We have not authorized any other person to provide you with additional or different information. If anyone provides you with additional, different or inconsistent information, you should not rely on it. We are not making an offer to sell these debt securities in any jurisdiction where the offer or sale is not permitted.

Neither the delivery of this prospectus nor any offering hereunder shall under any circumstances create any implication that there has been no change in our affairs since the date hereof. You should not assume that the information in this prospectus, any accompanying prospectus supplement or any documents we incorporate by reference in this prospectus and any prospectus supplement is accurate as of any date other than the date on the front of those documents or on other dates which are specified in those documents. Our business, financial condition, results of operations and prospects may have changed since that date.

References in this prospectus to “WGL Holdings,” the “company,” “we,” “us” and “our” and all similar references are to WGL Holdings, Inc. and not to any of its subsidiaries, unless otherwise stated or the context otherwise requires.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith file reports and other information with the SEC. We file annual, quarterly and current reports, proxy statements and other reports and other information with the SEC. You may read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. You may call the SEC at 1-800-SEC-0330 for further information on the operation of its Public Reference Room. The SEC maintains an Internet website that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.

Upon written or oral request, we will provide copies of the foregoing reports without cost to each person, including any beneficial owner, to whom a prospectus is delivered. You may request a copy of any document incorporated by reference in this prospectus and any exhibit specifically incorporated by reference in those documents, at no cost, by writing or telephoning us at the following address or phone number:

WGL Holdings, Inc.

Investor Relations

101 Constitution Avenue, N.W.

Washington, D.C. 20080

(202) 624-6129

We also make available free of charge on our Internet website at http://www.wglholdings.com our annual reports on Form 10-K, our quarterly reports on Form 10-Q, our current reports on Form 8-K, our proxy statements on Schedule 14A, any amendments to those reports and other information filed or furnished pursuant to Section 13(a) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information contained on, or accessible from, our website is not, and shall not be deemed to be, a part of this prospectus or incorporated into any filings that we make with the SEC.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we have filed with the SEC into this prospectus. This means that we can disclose important information to you without actually including the specific information in this prospectus by referring you to other documents filed separately with the SEC. The information incorporated by reference is an important part of this prospectus. Information that we later provide to the SEC, after the date of this prospectus and before the date that the offering of the debt securities by means of this prospectus is terminated, and which is deemed to be “filed” with the SEC, will automatically update information previously filed with the SEC, and may supersede information in this prospectus and information previously filed with the SEC.

We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information furnished pursuant to Item 2.02 or 7.01 on any current report on Form 8-K, unless specifically stated otherwise), including all such documents we may file with the SEC, until the offering under this registration statement is terminated;

•	our annual report on Form 10-K for the fiscal year ended September 30, 2016, filed with the SEC on November 22, 2016;

•	our quarterly report on Form 10-Q for the fiscal quarter ended December 31, 2016, filed with the SEC on February 9, 2017;

•	our quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2017, filed with the SEC on May 5, 2017;

•	our quarterly report on Form 10-Q for the fiscal quarter ended June 30, 2017, filed with the SEC on August 3, 2017;

•	our Definitive Proxy Statement on Schedule 14A, filed with the SEC on December 23, 2016; and

•	our current reports on Form 8-K filed on November 1, 2016, January 25, 2017, January 27, 2017, February 2, 2017, May 1, 2017, May 15, 2017, June 29, 2017, July 6, 2017 and July 7, 2017.

These reports contain important information about us, our financial condition and our results of operations. You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with any information. You should not assume that the information in this prospectus or any supplement hereto or any information incorporated by reference in this prospectus is accurate as of any date other than the date on the front of each document.

FORWARD-LOOKING STATEMENTS

Certain matters discussed or incorporated by reference in this prospectus, excluding historical information, include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the outlook for earnings, dividends, revenues and other future financial business performance, strategies, financing plans, the proposed acquisition of us by AltaGas Ltd. (“AltaGas”) and other expectations. Forward-looking statements are typically identified by words such as, but not limited to, “estimates,” “expects,” “anticipates,” “intends,” “believes,” “plans” and similar expressions, or future or conditional terms such as “will,” “should,” “would” and “could.” Forward-looking statements speak only as of the date of this prospectus, and we assume no duty to update them. Factors that could cause actual results to differ materially from forward-looking statements or historical performance include those discussed in “Risk Factors” in Item 1A in our most recent annual report on Form 10-K for the fiscal year ended September 30, 2016, filed on November 22, 2016, and our quarterly reports on Form 10-Q, as the same may be updated from time to time by our future filings under the Exchange Act. The following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance:

•	the occurrence of any event, change or other circumstances that could give rise to the termination of the Agreement and Plan of Merger (the “Merger Agreement”), among WGL Holdings, AltaGas and Wrangler, Inc.;

•	the inability of WGL Holdings or AltaGas to satisfy conditions to the closing of the merger;

•	the required regulatory approvals and other clearances for the merger may not be received, may not be received in a timely manner, or may be received subject to imposed conditions or restrictions that cause a failure of a closing condition to the merger or that could have a detrimental impact on the combined company following completion of the merger;

•	the effect of the announcement of the merger on the ability of WGL Holdings to retain customers and retain and hire key personnel;

•	the effect of the announcement of the merger on the ability of WGL Holdings to maintain relationships with its suppliers;

•	potential litigation in connection with the merger;

•	the incurrence of significant costs for advisory services in connection with the merger;

•	the impact of the terms and conditions of the Merger Agreement on WGL Holdings’ interim operations and its ability to make significant changes to its business or pursue otherwise attractive business opportunities without the consent of AltaGas;

•	the level and rate at which we incur costs and expenses, and the extent to which we are allowed to recover from customers, through the regulatory process, such costs and expenses relating to constructing, operating and maintaining the distribution system of Washington Gas Light Company (“Washington Gas”);

•	the availability of natural gas and electricity supply, interstate pipeline transportation and storage capacity;

•	factors beyond our control that affect the ability of natural gas producers, pipeline gatherers and natural gas processors to deliver natural gas into interstate pipelines for delivery to the entrance points of Washington Gas’ distribution system;

•	security breaches of our information technology infrastructure, including cyber attacks and cyber-terrorism;

•	leaks, mechanical problems, incidents or other operational issues in our natural gas distribution system, including the effectiveness of our efforts to mitigate the effects of receiving low-HHC natural gas;

•	changes and developments in economic, competitive, political and regulatory conditions;

•	unusual weather conditions and changes in natural gas consumption patterns;

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•	changes in energy commodity market conditions, including the relative prices of alternative forms of energy such as electricity, fuel oil and propane;

•	changes in the value of derivative contracts and the availability of suitable derivative counterparties;

•	changes in our credit ratings, disruptions in credit market and equity capital market conditions or other factors that may affect our access to and cost of capital;

•	factors affecting the timing of construction and the effective operation of pipelines in which we have invested;

•	the credit worthiness of customers; suppliers and derivatives counterparties;

•	changes in laws and regulations, including tax, environmental, pipeline integrity and employment laws and regulations;

•	legislative, regulatory and judicial mandates or decisions affecting our business operations;

•	the timing and success of business and product development efforts and technological improvements;

•	the level of demand from government agencies and the private sector for commercial energy systems, and delays in federal government budget appropriations;

•	the pace of deregulation of energy markets and the availability of other competitive alternatives to our products and services;

•	changes in accounting principles;

•	our ability to manage the outsourcing of several business processes;

•	strikes or work stoppages by unionized employees;

•	acts of nature and catastrophic events, including terrorist acts; and

•	decisions made by management and co-investors in non-controlled investees.

The outcome of negotiations and discussions that WGL Holdings may hold with other parties from time to time regarding utility and energy-related investments and strategic transactions that are both recurring and non-recurring may also affect future performance. All such factors are difficult to predict accurately and are generally beyond the direct control of WGL Holdings. Accordingly, while we believe that the assumptions are reasonable, we cannot ensure that all expectations and objectives will be realized. Readers are urged to use care and consider the risks, uncertainties and other factors that could affect our business operations.

WGL HOLDINGS, INC.

WGL Holdings was established on November 1, 2000 as a Virginia corporation. Through its wholly owned subsidiaries, it sells and delivers natural gas and provides energy-related products and services to customers primarily in the District of Columbia and the surrounding metropolitan areas in Maryland and Virginia, although its non-utility segments provide various energy services across the United States. WGL Holdings promotes the efficient use of clean natural gas and renewable energy to improve the environment for the benefit of customers, investors, employees and the communities it serves. WGL Holdings owns all of the shares of common stock of Washington Gas, Washington Gas Resources Corporation (“Washington Gas Resources”), Hampshire Gas Company and Crab Run Gas Company. Washington Gas Resources owns four unregulated subsidiaries that include WGL Energy Services, Inc., WGL Energy Systems, Inc., WGL Midstream, Inc. (previously known as Capitol Energy Ventures effective November 7, 2013) and WGSW, Inc. Additionally, several subsidiaries of WGL Holdings own interests in other entities, some of which are disregarded and others of which are treated as partnerships for tax purposes.

Our principal executive offices are located at 101 Constitution Avenue, N.W., Washington, D.C. 20080, and our telephone number is (703) 750-2000. We maintain an Internet website located at http://www.wglholdings.com. The information on, or accessible through, our website is not incorporated into and does not constitute a part of this prospectus.

RISK FACTORS

Investing in our debt securities involves risks. Before making a decision to invest in the debt securities, in addition to the other information contained in this prospectus and any accompanying prospectus supplement, you should carefully consider the information included in, or incorporated by reference into, this prospectus, including the “Risk Factors” described in Item 1A of our most recent annual report on Form 10-K for the fiscal year ended September 30, 2016, filed on November 22, 2016, and our quarterly reports on Form 10-Q, as the same may be updated from time to time by our future filings under the Exchange Act.

USE OF PROCEEDS

Unless the applicable prospectus supplement states otherwise, the net proceeds from the sale of the offered debt securities will be added to our funds for general corporate purposes and may be used to:

•	meet our working capital requirements;

•	fund possible acquisitions of, or investments in, businesses and assets;

•	repurchase outstanding shares of WGL Holdings, as well as any outstanding securities of WGL Holdings and its subsidiaries;

•	fund capital expenditures;

•	repay, refinance or retire debt; and

•	reimburse funds expended for any of those purposes.

Until the net proceeds from the sale of the offered debt securities have been used, we may invest them temporarily in interest-bearing obligations.

RATIO OF EARNINGS TO FIXED CHARGES

The ratio of earnings to fixed charges for the twelve-month period ended each date is as follows:

Period Ended	Ratio (Times)
9/30/12	7.1
9/30/13	4.5
9/30/14	5.2
9/30/15	5.0
9/30/16	5.8

The ratio of earnings to fixed charges is computed by dividing (i) income before income taxes plus fixed charges by (ii) fixed charges. Fixed charges include the portion of rental expense that management believes is representative of the interest component. The ratio of earnings to fixed charges for the nine-month period ended June 30, 2017 is 5.9. The business of WGL Holdings is weather sensitive and seasonal. Accordingly, WGL Holdings typically generates more net income in the first six months of the fiscal year than it does for the entire fiscal year. Please refer to Exhibit 12.1 for further information on the ratio of earnings to fixed charges for the nine months ended June 30, 2017.

For further information on the ratio of earnings to fixed charges, please see our most recent annual report on Form 10-K for the fiscal year ended September 30, 2016. Also, see “Where You Can Find More Information.”

DESCRIPTION OF THE DEBT SECURITIES

We have summarized below general terms and conditions of the debt securities that we will offer and sell pursuant to this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms and conditions of the series in a prospectus supplement to this prospectus. We will also indicate in the applicable prospectus supplement whether the general terms and conditions described in this prospectus apply to the series of debt securities. The terms and conditions of the debt securities of a series may be different in one or more respects from the terms and conditions described below. If so, those differences will be described in the applicable prospectus supplement.

We will issue the debt securities in one or more series under an indenture between us and The Bank of New York Mellon, as trustee. The following summary of provisions of the indenture does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture, including, but not limited to, definitions therein of certain terms. This summary may not contain all of the information that you may find useful. The terms and conditions of the debt securities of each series will be set forth in those debt securities and in the indenture and in the applicable prospectus supplement. For a comprehensive description of any series of debt securities being offered to you pursuant to this prospectus, you should read both this prospectus and the applicable prospectus supplement.

The form of indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part. A form of each debt security, reflecting the specific terms and provisions of that series of debt securities, will be filed with the SEC in connection with each offering and will be incorporated by reference in the registration statement of which this prospectus forms a part. You may obtain a copy of the indenture and any form of debt security that has been filed with the SEC in the manner described under “Where You Can Find More Information.”

For information on our debt outstanding, see our most recent annual report on Form 10-K and quarterly reports on Form 10-Q. Also, see “Where You Can Find More Information.”

Capitalized terms used and not defined in this summary have the meanings specified in the indenture. For purposes of this section of this prospectus, references to “we,” “us” and “our” are to WGL Holdings only and not to any of its subsidiaries. References to the “applicable prospectus supplement” are to the prospectus supplement to this prospectus that describes the specific terms and conditions of a series of debt securities.

General

We may offer the debt securities from time to time in as many distinct series as we may determine. The indenture will not limit the amount of debt securities that we may issue. Unless otherwise specified in a prospectus supplement for a series of debt securities, we may, without the consent of the holders of the debt securities of any series, issue additional debt securities ranking equally with, and otherwise similar in all respects to, the debt securities of the series (except for the public offering price, the issue date and the first interest payment date, if applicable) so that those additional debt securities will be consolidated and form a single series with the debt securities of the series previously offered and sold.

The debt securities of each series will be issued in fully registered form without interest coupons. We currently anticipate that the debt securities of each series offered and sold pursuant to this prospectus will be issued as global debt securities as described under “—Book-Entry; Delivery and Form; Global Securities” and will trade in book-entry form only.

Debt securities denominated in U.S. dollars will be issued in denominations of $1,000 and any integral multiple of $1,000 in excess thereof, unless otherwise specified in the applicable prospectus supplement. If the debt securities of a series are denominated in a foreign or composite currency, the applicable prospectus supplement will specify the denomination or denominations in which those debt securities will be issued.

Unless otherwise specified in the applicable prospectus supplement, we will repay the debt securities of each series at 100% of their principal amount, together with any premium and accrued and unpaid interest thereon at maturity, except if those debt securities have been previously redeemed or purchased and cancelled.

Unless otherwise specified in the applicable prospectus supplement, the debt securities of each series will not be listed on any securities exchange.

Provisions of Indenture

The indenture will provide that debt securities may be issued under it from time to time in one or more series. For each series of debt securities, this prospectus and the applicable prospectus supplement will describe the following terms and conditions of that series of debt securities:

•	the title of the series;

•	any limit upon the aggregate principal amount of the debt securities of the series that may be authenticated and delivered (except for debt securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other debt securities of that series);

•	whether any of the debt securities of the series will be issuable in whole or in part in temporary or permanent global form or in the form of book-entry securities and, in such case, the identity of the depositary for the series;

•	the date or dates on which the principal of the debt securities of the series is payable;

•	the rate or rates, which may be fixed or variable, at which the debt securities of the series will bear interest or the manner of calculation of such rate or rates, if any;

•	the date or dates from which interest will accrue, the interest payment dates on which such interest will be payable or the manner of determination of such interest payment dates and the record date for the determination of holders to whom interest is payable on any such interest payment dates or the manner of determination of such record dates;

•	the place or places where payments with respect to the debt securities of the series will be payable;

•	the right, if any, to defer or extend payment of interest on the debt securities and the maximum length of any deferral or extension period;

•	the dates, if any, on which, the price or prices at which and the terms and conditions upon which, the debt securities of the series may be redeemed, in whole or in part, at our option;

•	our obligation, if any, to redeem or purchase debt securities of the series pursuant to any sinking fund or analogous provisions (including payments made in cash in satisfaction of future sinking fund obligations) or at the option of a holder thereof and the date or dates, if any, on which, the price or prices at which, and the terms and conditions upon which, debt securities of the series will be redeemed or purchased, in whole or in part, pursuant to such obligation;

•	if other than denominations of $1,000 or any integral multiple thereof, the denominations in which the debt securities of the series will be issuable;

•	the currency or currency units in which payment of the principal of and any premium and interest on the debt securities of the series will be payable;

•	whether and under what circumstances we will pay additional amounts on the debt securities of the series held by non-U.S. persons in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether we will have the option to redeem such debt securities rather than pay such additional amounts;

•	the terms pursuant to which the debt securities of the series are subject to defeasance and satisfaction and discharge;

•	any addition to, or modification or deletion of, any events of default or covenants provided for with respect to the debt securities of the series;

•	the terms and conditions, if any, pursuant to which the debt securities of the series are secured;

•	whether the debt securities of the series will be convertible into shares of common stock or any of our other securities and, if so, the terms and conditions upon which such debt securities will be so convertible, including whether conversion is mandatory, at the option of the holder, or at our option, the conversion price, the conversion period and any provisions pursuant to which the number of shares of common stock or our other securities to be received by the holders of such series of debt securities would be subject to adjustment;

•	if other than the principal amount thereof, the portion of the principal amount of debt securities of the series which will be payable upon declaration of acceleration of the maturity thereof pursuant to the indenture;

•	any provisions granting special rights to holders when a specified event occurs;

•	any special tax implications of the debt securities of the series, including provisions for original issue discount securities, if offered;

•	the form of the debt securities of the series, including the form of the certificate of authentication for such series;

•	any subordination terms of the debt securities of the series; and

•	any and all other terms with respect to such series, including any terms which may be required by or advisable under U.S. laws or regulations or advisable in connection with the marketing of debt securities of that series.

Interest and Interest Rates

General

In the applicable prospectus supplement, we will designate the debt securities of a series as being either debt securities bearing interest at a fixed rate of interest or debt securities bearing interest at a floating rate of interest. Each debt security will begin to accrue interest from the date on which it is originally issued. Interest on each such debt security will be payable in arrears on the interest payment dates set forth in the applicable prospectus supplement and as otherwise described below and at maturity or, if earlier, the redemption date described below. Interest will be payable to the holder of record of the debt securities at the close of business on the record date for each interest payment date, which record dates will be specified in such prospectus supplement.

As used in the indenture, the term “business day” will mean, with respect to debt securities of a series, unless otherwise specified in the applicable prospectus supplement, any day other than a day on which Federal or State banking institutions in the City of New York or place of payment, are authorized or obligated by law, executive order or regulation to close.

If any interest payment date, redemption date, repurchase date or stated maturity of a debt security, or any date on which a holder has the right to convert such debt security, falls on a date that is not a business day, then payment of principal and premium, if any, or interest, or the redemption price or conversion of such debt security, will be made on the next succeeding business day at such place of payment with the same force and effect as if made on the interest payment date, redemption date or repurchase date, or at the stated maturity, or on such conversion date. In the case, however, of debt securities bearing interest at a floating rate based on the London Interbank Offered Rate (“LIBOR”), if the interest payment date (other than the redemption date, repurchase date or stated maturity) falls on a date that is not a business day and the following business day falls in the next succeeding calendar month, then the interest payment date for such debt securities shall be the business day immediately preceding the scheduled interest payment date. No interest shall accrue for the period from and after any such interest payment date, redemption date, repurchase date, stated maturity or conversion date, as the case may be, to the date of such payment unless, as provided in the indenture, we default in the payment on that date.

Optional Redemption

If specified in the applicable prospectus supplement, we may elect to redeem all or part of the outstanding debt securities of a series from time to time before the maturity date of the debt securities of that series. Upon such election, we will notify the trustee of the redemption date and the principal amount of debt securities of the series to be redeemed. If less than all the debt securities of the series are to be redeemed, the particular debt securities of that series to be redeemed will be selected in accordance with the procedures of the depositary. If we shall so direct, debt securities registered in our name or the name of any of our affiliates or subsidiaries shall not be included in the debt securities for redemption. The applicable prospectus supplement will specify the redemption price for the debt securities to be redeemed (or the method of calculating such price), in each case in accordance with the terms and conditions of those debt securities.

Notice of redemption will be given to each holder of the debt securities to be redeemed not less than 30 nor more than 60 days prior to the date set for such redemption (or within such period as otherwise specified as contemplated by the indenture for debt securities of a series). This notice will identify the debt securities to be redeemed and will include the following information: the redemption date; the redemption price (or the method of calculating such price); if less than all of the outstanding debt securities of such series are to be redeemed, the identification (and, in the case of partial redemption, the respective principal amounts) of the particular debt securities to be redeemed; the place or places where such debt securities are to be surrendered for payment of the redemption price; and, if applicable, the CUSIP number of the debt securities to be redeemed.

By no later than the time specified in the applicable prospectus supplement, on the redemption date we will deposit or cause to be deposited with the trustee or with a paying agent (or, if we are acting as our own paying agent with respect to the debt securities being redeemed, we will segregate and hold in trust as provided in the indenture) an amount of money sufficient to pay the aggregate redemption price of, and (except if the redemption date shall be an interest payment date or the debt securities of such series provide otherwise) accrued interest on, all of the debt securities or the part thereof to be redeemed on that date. On the redemption date, the redemption price will become due and payable upon all of the debt securities to be redeemed, and interest, if any, on the debt securities to be redeemed will cease to accrue from and after that date unless, as provided in the indenture, we default in the payment on that date. Upon surrender of any such debt securities for redemption, we will pay those debt securities surrendered at the redemption price together, if applicable, with accrued interest to the redemption date. If the redemption date is after a regular record date and on or prior to the applicable interest payment date, the accrued and unpaid interest shall be payable to the holder of the redeemed securities registered on the relevant regular record date.

Any debt securities to be redeemed only in part must be surrendered at the office or agency established by us for such purpose, and we will execute, and the trustee will authenticate and deliver to a holder without service charge, new debt securities of the same series and of like tenor, of any authorized denominations as requested by that holder, in a principal amount equal to and in exchange for the unredeemed portion of the debt securities that holder surrenders.

Early Repayment

If specified in the applicable prospectus supplement, the debt securities may give you the right to cause us to repurchase them prior to their stated maturity date, in whole or from time to time in part, as specified in the applicable prospectus supplement. A registered holder’s exercise of the repayment option will be irrevocable.

Book-Entry; Delivery and Form; Global Securities

Unless otherwise specified in the applicable prospectus supplement, the debt securities of each series will be issued in the form of one or more global debt securities, in definitive, fully registered form without interest coupons, each of which we refer to as a “global security.” Each such global security will be deposited with the trustee as custodian for The Depositary Trust Company (“DTC”) and registered in the name of a nominee of DTC in New York, New York for the accounts of participants in DTC.

Investors may hold their interests in a global security directly through DTC if they are DTC participants, or indirectly through organizations that are DTC participants. Except in the limited circumstances described below, holders of debt securities represented by interests in a global security will not be entitled to receive their debt securities in fully registered certificated form.

DTC has advised us as follows: DTC is a limited-purpose trust company organized under New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities of institutions that have accounts with DTC (“participants”) and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s book-entry system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a direct participant, whether directly or indirectly.

Ownership of Beneficial Interests

Upon the issuance of each global security, DTC will credit, on its book-entry registration and transfer system, the respective principal amount of the individual beneficial interests represented by the global security to the accounts of participants. Ownership of beneficial interests in each global security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in each global security will be shown on, and the transfer of those ownership interests will be effected only through, records maintained by DTC (with respect to participants’ interests) and such participants (with respect to the owners of beneficial interests in the global security other than participants).

So long as DTC or its nominee is the registered holder and owner of a global security, DTC or such nominee, as the case may be, will be considered the sole legal owner of the debt security represented by the global security for all purposes under the indenture, the debt securities and applicable law. Except as set forth below, owners of beneficial interests in a global security will not be entitled to receive certificated debt securities and will not be considered to be the owners or holders of any debt securities represented by the global security. We understand that under existing industry practice, in the event an owner of a beneficial interest in a global security desires to take any actions that DTC, as the holder of the global security, is entitled to take, DTC would authorize the participants to take such action, and that participants would authorize beneficial owners owning through such participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them. No beneficial owner of an interest in a global security will be able to transfer such interest except in accordance with DTC’s applicable procedures, in addition to those provided for under the indenture. Because DTC can only act on behalf of participants, who in turn act on behalf of others, the ability of a person having a beneficial interest in a global security to pledge that interest to persons that do not participate in the DTC system, or otherwise to take actions in respect of that interest, may be impaired by the lack of a physical certificate representing that interest.

All payments on the debt securities represented by a global security registered in the name of and held by DTC or its nominee will be made to DTC or its nominee, as the case may be, as the registered owner and holder of the global security.

We expect that DTC or its nominee, upon receipt of any payment of principal, premium, if any, or interest in respect of a global security, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the global security held through such participants will be governed by standing instructions and customary practices as we understand is now the case with securities held for accounts for customers registered in the names of nominees for such customers. These payments, however, will be the responsibility of such participants and indirect participants, and neither we, the trustee nor any paying agent will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in any global security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for any other aspect of the relationship between DTC and its participants or the relationship between such participants and the owners of beneficial interests in the global security.

Unless and until it is exchanged in whole or in part for certificated debt securities, each global security may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC. Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds.

We expect that DTC will take any action permitted to be taken by a holder of debt securities only at the direction of one or more participants to whose account the DTC interests in a global security are credited and only in respect of such portion of the aggregate principal amount of the debt securities as to which such participant or participants has or have given such direction. However, if there is an event of default under the debt securities, DTC may exchange each global security for certificated debt securities, which it will distribute to its participants.

Although we expect that DTC will agree to the foregoing procedures in order to facilitate transfers of interests in each global security among participants of DTC, DTC is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. None of we, the underwriters or the trustee will have any responsibility for the performance or nonperformance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

The indenture provides that the global securities will be exchanged for debt securities in certificated form of like tenor and of an equal principal amount, in authorized denominations in the following limited circumstances:

(1) DTC notifies us that it is unwilling or unable to continue as depository or if DTC ceases to be eligible under the indenture and we do not appoint a successor depository within 90 days after we receive such notice or become aware of such condition;

(2) we determine that the debt securities will no longer be represented by global securities and execute and deliver to the trustee an order to such effect; or

(3) an event of default with respect to the debt securities will have occurred and be continuing.

These certificated debt securities will be registered in such name or names as DTC will instruct the trustee. It is expected that such instructions may be based upon directions received by DTC from participants with respect to ownership of beneficial interests in global securities.

The information in this section of this prospectus concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we and any underwriters, dealers or agents do not take responsibility for this information.

Euroclear and Clearstream

If the depositary for a global security is DTC, you may hold interests in the global security through Clearstream Banking, société anonyme, which we refer to as “Clearstream,” or Euroclear Bank SA/NV, as operator of the Euroclear System, which we refer to as “Euroclear,” in each case, as a participant in DTC. Euroclear and Clearstream will hold interests, in each case, on behalf of their participants through customers’ securities accounts in the names of Euroclear and Clearstream on the books of their respective depositaries, which in turn will hold such interests in customers’ securities in the depositaries’ names on DTC’s books.

Payments, deliveries, transfers, exchanges, notices and other matters relating to the debt securities made through Euroclear or Clearstream must comply with the rules and procedures of those systems. Those systems could change their rules and procedures at any time. We have no control over those systems or their participants, and we take no responsibility for their activities. Transactions between participants in Euroclear or Clearstream, on one hand, and other participants in DTC, on the other hand, would also be subject to DTC’s rules and procedures.

Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices and other transactions involving any securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, U.S. investors who hold their interests in the debt securities through these systems and wish on a particular day, to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date. In addition, investors who hold their interests through both DTC and Euroclear or Clearstream may need to make special arrangements to finance any purchase or sales of their interests between the U.S. and European clearing systems, and those transactions may settle later than transactions within one clearing system.

Certificated Notes

If the applicable prospectus supplement indicates that the debt securities are to be issued in certificated form, those certificated notes may not be exchanged into book-entry form.

Events of Default

“Event of Default” with respect to a series of debt securities means any one of the following:

(1)	failure to pay any interest on any debt securities of any such series within 30 days after the same becomes due and payable;

(2)	failure to pay the principal of or premium, if any, or any payment required by sinking or analogous fund, on any debt securities of any such series when it becomes due and payable;

(3)	failure to perform or breach, of any of our covenants or agreements in the debt securities, or in their indenture (other than a covenant or agreements relating solely to another series of notes) for 60 days after written notice of failure, either from the trustee or from holders of at least 25% of the principal amount outstanding of notes in the series;

(4)	failure to deliver our common stock or other securities of ours when the holders of a series of debt securities exercise their conversion rights;

(5)	certain events of bankruptcy, insolvency or reorganization of WGL Holdings; and

(6)	any other event of default specified with respect to notes of such series.

An Event of Default for a particular series of notes does not necessarily constitute an Event of Default for any other series of notes issued under the indenture.

Remedies

If an Event of Default shall have occurred and be continuing (other than an “event of default” specified in clause (5) above), then either the trustee or the holders of at least 25% in principal amount of the affected series may require us to repay the entire principal amount of that series, including any premium and any interest immediately.

If an Event of Default shall have occurred and be continuing as specified in clause (5) above, all unpaid principal of, any premium and any accrued interest, on the affected series will become automatically due and payable immediately, without any declaration or other act on the part of the trustee or any holder.

If an Event of Default shall have occurred and be continuing, the holders of a majority in principal amount of the affected series will have the right to direct the time, method and place of conducting proceedings for any remedy, or the exercising of any power, available to the trustee. No such direction may be in conflict with any rule of law or with the indenture or be unduly prejudicial to the rights of holders such affected series not consenting, and must not involve the trustee in personal liability in circumstances where indemnity, in the trustee’s sole discretion, would not be adequate. The trustee will not be obligated to exercise any of its rights or powers at the request of the holders, unless the holders have offered to the trustee reasonable indemnity satisfactory to it. The trustee may take any other action it deems proper that is not inconsistent with such direction.

The right of a holder to institute a proceeding is subject to certain conditions precedent, but each holder has an absolute right to receive payment of principal and premium, if any, and interest, if any, when due.

We will be required to furnish annually to the trustee a statement as to our performance of certain obligations under the indenture and as to any default in such performance.

Covenants

In addition to covenants specified in the indenture, the debt securities of any series will benefit from any covenants specified in the prospectus supplement for such series. Covenants for a particular series of debt securities do not necessarily benefit any other series of debt securities issued under the indenture.

Modification of Indenture

We may, without the consent of any holders, at any time and from time to time, enter into one or more supplemental indentures with the trustee for any of the following purposes:

•	to cure any ambiguity, omission, defect or inconsistency in the indenture or in the debt securities of any series;

•	to evidence succession and the assumption by the successor of our covenants in the indenture and the debt securities;

•	to provide for debt securities of any series in bearer form, or uncertificated debt securities in addition to or in place of certificated debt securities;

•	to add guarantees or to release guarantees in accordance with the terms of the applicable series of the applicable debt securities or to secure a series of debt securities;

•	to add to the covenants binding us for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon us under the indenture;

•	to add to, delete from, or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of debt securities, as provided in the indenture;

•	to make any change that does not adversely affect the rights of any holder of debt securities in any material respect, provided that any amendment to conform to the terms of any debt securities of a series to its description contained in the final offering document shall not be deemed to be adverse to any holder;

•	to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided in the indenture, to establish the form of any certifications required to be furnished under the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

•	to comply with any requirements of the SEC in connection with registration of the debt securities under the Securities Act, qualifying, or maintaining the qualification of, the indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), or to comply with the Trust Indenture Act; or

•	to secure any series of debt securities.

Except as described above, the consent of the holders of not less than a majority in aggregate principal amount of the debt securities of each series affected by such supplemental indenture or indentures is required for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the current indenture, pursuant to a new indenture or supplemental indenture or modifying in any manner matters not covered by the immediately preceding paragraph.

In no case will we, without consent of each affected holder of debt securities, do any of the following:

•	change the maturity date of any debt securities of any series, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof;

•	reduce the amount of principal of any debt security issued with original issue discount or any other debt security payable upon acceleration of maturity;

•	change the currency in which any debt security or any premium or interest is payable;

•	impair the right to receive payment of principal of and interest on any debt security (whether upon redemption, repurchase, maturity, or otherwise) or payment or delivery of any amounts due upon conversion of debt securities of any series that are convertible into shares of common stock or other securities on or after the due dates or to institute suit for the enforcement of any payment on or with respect to any debt security;

•	adversely change the right to convert or exchange, including decreasing the conversion rate or increasing the conversion price of, any debt security;

•	if the debt securities are secured, change the terms and conditions pursuant to which the debt securities are secured in a manner adverse to the holders of the debt securities;

•	reduce the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is required for modification or amendment of the indenture or for waiver of compliance with any provision of the indenture;

•	reduce the requirements contained in the indenture for a quorum for a meeting or for voting;

•	change any of our obligations to maintain an office or agency in the places and for the purposes required by the indenture;

•	in the case any series of debt securities is subordinated to other indebtedness of ours pursuant to a supplemental indenture, modify the subordination provisions in such supplemental indenture in a manner adverse to the holders of the debt securities; or

•	or modify the indenture modification provisions set forth in the indenture.

A supplemental indenture that changes or eliminates any covenant or other provision of the indenture solely for the benefit of one or more particular series shall not affect the rights of any other note holders.

Defeasance

For purposes of the indenture, we are allowed to repay our debt of any series by depositing money or governmental obligations (as described in the indenture) sufficient to pay, when due, the principal, premium and interest due on the debt securities.

Before we can defease any debt securities, we are obligated to obtain a legal opinion as further described in the indenture.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

Regarding the Indenture Trustee

The Bank of New York Mellon will be trustee under the indenture. The Bank of New York Mellon is also trustee under the Indenture, dated as of September 1, 1991, as amended, governing the Medium-Term Notes, Series K, of Washington Gas and under the Mortgage and Deed of Trust, dated as of January 1, 1933, of Washington Gas. In addition, the Bank of New York Mellon extends credit to us, along with other banks, under our revolving credit agreements.

PLAN OF DISTRIBUTION

We may sell the debt securities described in this prospectus from time to time in one or more transactions:

•	to purchasers directly;

•	to underwriters for public offering and sale by them;

•	through agents;

•	through dealers;

•	through a combination of any of the foregoing methods of sale; or

•	through any other method permitted pursuant to applicable law.

We may sell the debt securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act, with respect to any resale of the debt securities. A prospectus supplement will describe the terms of any sale of debt securities we are offering hereunder. Direct sales may be arranged by a securities broker-dealer or other financial intermediary.

The applicable prospectus supplement will name any underwriter involved in a sale of debt securities. Underwriters may offer and sell debt securities at a fixed price or prices, which may be changed, or from time to time at market prices or at negotiated prices. Underwriters may be deemed to have received compensation from us from sales of debt securities in the form of underwriting discounts or commissions and may also receive commissions from purchasers of debt securities for whom they may act as agent. Underwriters may be involved in any at the market offering of debt securities by or on our behalf.

Underwriters may sell debt securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions (which may be changed from time to time) from the purchasers for whom they may act as agent.

Unless otherwise specified in the applicable prospectus supplement, the obligations of any underwriters to purchase debt securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the debt securities if any are purchased.

The applicable prospectus supplement will set forth whether or not underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the debt securities at levels above those that might otherwise prevail in the open market, including, for example, by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids.

We will name any agent involved in a sale of debt securities, as well as any commissions payable by us to such agent, in the applicable prospectus supplement. Unless otherwise specified in the applicable prospectus supplement, any such agent will be acting on a reasonable efforts basis for the period of its appointment.

If we utilize a dealer in the sale of the debt securities being offered pursuant to this prospectus, we will sell the debt securities to the dealer, as principal. The dealer may then resell the debt securities to the public at varying prices to be determined by the dealer at the time of resale.

Underwriters, dealers and agents participating in a sale of the debt securities may be deemed to be underwriters as defined in the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the debt securities may be deemed to be underwriting discounts and commissions, under the Securities Act. We may have agreements with underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, and to reimburse them for certain expenses.

Underwriters or agents and their affiliates may be customers of, engage in transactions with or perform services for us or our affiliates in the ordinary course of business.

Unless otherwise specified in the applicable prospectus supplement, we will not list the debt securities on any securities exchange. Each series of debt securities will be a new issue of securities with no established trading market. Any underwriters that purchase the debt securities for public offering and sale may make a market in such debt securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We make no assurance as to the liquidity of, or the trading markets for, any debt securities.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters in connection with the legality of the debt securities offered hereby will be passed upon for us by Leslie T. Thornton, Esq., our Senior Vice President, General Counsel and Corporate Secretary. The legality of any debt securities will be passed upon for the agents, underwriters or dealers by Hunton & Williams LLP, New York, New York.

EXPERTS

The financial statements, and the related financial statement schedules, incorporated in this prospectus by reference from the company’s Annual Report on Form 10-K, and the effectiveness of the company’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements and financial statement schedules have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WGL Holdings, Inc.

$250,000,000 Floating Rate Notes due 2020

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

US Bancorp

RBC Capital Markets

Co-Managers

Scotiabank

TD Securities

March 12, 2018